EXHIBIT 23.4

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name and the use of my report in the Registration Statement.

Date:	May 7, 2009

/s/ Evandro Cintra

		Name:	Evandro Cintra, Ph.D., P. Geo.
		Title:	Senior Vice President,
Technical Services, Yamana Gold Inc.